UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2015, NetSuite Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. All matters submitted to a vote of the Company’s stockholders were approved as recommended by the Company’s Board of Directors. Those matters were as follows:

1. The three persons named below were elected to serve as directors for three years and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of such vote were:

Name	For	Against	Abstain	Broker non-votes
Evan Goldberg	65,283,562	7,872,530	37,883	2,642,691
Steven J. Gomo	65,504,607	7,647,048	42,320	2,642,691
Catherine R. Kinney	65,942,009	7,210,705	41,261	2,642,691

2. The Company’s 2015 Employee Stock Purchase Plan was approved. The results of the vote were:

	For	Against	Abstain	Broker non-votes
Approval of 2015 Employee Stock Purchase Plan	72,802,114	350,173	41,688	2,642,691

3. KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Ratification of the appointment of KPMG LLP	75,304,751	444,637	87,278	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon SVP, General Counsel & Secretary

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